Your Ref:

Our Ref:

521/217/3416

May 17, 2006

Office of the Chief Accountant

U.S. Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

United States of America

Dear Sir/Madam,

We have read Item 4.02 included in Form 8-K dated May 9, 2006 of Puda Coal, Inc. and are in agreement with the statements contained therein except for point (a)(3) where we were erroneously referred to as Moore Stephens, P.C rather than Moore Stephens.

Moore Stephens

Certified Public Accountants

Hong Kong